Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2010 Stock Incentive Plan, 2017 Employee Stock Purchase Plan, and the Non-qualified Stock Option Award (Inducement Award) of OptiNose, Inc. of our report dated March 7, 2023, with respect to the consolidated financial statements of OptiNose, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 7, 2023